UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2016

Fuse Science, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	87-0460247
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5510 Merrick Road, Massapequa, NY 11758
(Address of principal executive offices)

(516) 659-7558
(Issuer’s telephone number)

_____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01  Entry Into A Material Definitive Agreement

In connection with the resignation of our former CEO, CFO, and board member Ezra Green, as discussed below, we entered into a Termination Agreement and Mutual Release with Mr. Green (the “Agreement”).  Under the Agreement, Mr. Green and the Company have released one another from all duties and liabilities arising under Mr. Green’s Executive Employment Agreement or otherwise.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 29, 2016, Ezra Green resigned as our CEO, CFO, and member of our board of directors.  There was no known disagreement with Mr. Green on any matter relating to our operations, policies or practices.

Concurrently with the resignation of Ezra Green, our board of directors appointed David Rector to serve as our new Chief Executive Officer and Chief Financial Officer.  In addition, Mr. Rector will continue to serve as a member of our board of directors.

David Rector has served as a member of our board of directors since November 13, 2014. Mr. Rector has been a director for Sevion Therapeutics Inc. since February 2002 and was appointed Interim CEO in January 2015. In July 2015 Mr. Rector was appointed to serve as a Director of Majesco Entertainment Inc.  Mr. Rector also served as a director and member of the compensation and audit committee of the Dallas Gold and Silver Exchange Companies Inc. (formerly Superior Galleries, Inc.) from May 2014 to September 2015.  From January 2014 through January 2015, Mr. Rector served on the board of directors of MV Portfolios, Inc. (formerly California Gold Corp.) Since 1985, Mr. Rector has been the Principal of The David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries. From November 2012 through January 2014, Mr. Rector served as the CEO and President of Valor Gold. Since February 2012 through January 2013, Mr. Rector served as the VP Finance & Administration of Pershing Gold Corp. From May 2011 through February 2012, Mr. Rector served as the President of Sagebrush Gold, Ltd. From October 2009 through August 2011, Mr. Rector had served as President and CEO of Li3 Energy, Inc. From July 2009 through May 2011, Mr. Rector had served as President and CEO of Nevada Gold Holdings, Inc. From September 2008 through November 2010, Mr. Rector served as President and CEO Universal Gold Mining Corp. Since October 2007 through February 2013, Mr. Rector has served as President and CEO of Standard Drilling, Inc. From May 2004 through December 2006, Mr. Rector had served in senior management positions with Nanoscience Technologies, Inc., a development stage company engaged in the development of DNA Nanotechnology. From 1983 until 1985, Mr. Rector served as President and General Manager of Sunset Designs, Inc., a domestic and international manufacturer and marketer of consumer product craft kits, and a wholly-owned subsidiary of Reckitt & Coleman N.A. From 1980 until 1983, Mr. Rector served as the Director of Marketing of Sunset Designs. From 1971 until 1980, Mr. Rector served in progressive roles in the financial and product marketing departments of Crown Zellerbach Corporation, a multi-billion dollar pulp and paper industry corporation. Mr. Rector received a Bachelor of Science degree in Business/Finance from Murray State University in 1969. As a result of these professional and other experiences, Mr. Rector has a deep business understanding of developing companies. Mr. Rector also brings corporate governance experience through his service on other company boards.

Mr. Rector has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.  At this time, we do not have a written employment agreement or other formal compensation agreement with Mr. Rector.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
10.1	Termination Agreement and Mutual Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuse Science, Inc.

/s/ David Rector
David Rector
Chief Executive Officer